As filed with the Securities and Exchange Commission on October 23, 1997

                                                  Registration No.
====================================
           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549
                ------------------------
                        FORM S-1
                 REGISTRATION STATEMENT
                          UNDER
               THE SECURITIES ACT OF 1933
               --------------------------
               ASPAC COMMUNICATIONS, INC.
            ---------------------------------
 (Exact Name of registrant as specified in its charter)

Delaware               95-4652797                     4812
-------------      ---------------------      ----------------------
State or other      IRS Employer               Primary Standard
jurisdiction of     Identification Number       Industrial
organization                                   Classification Code
                 ------------------------
           2049 Century Park East, Suite 1200
              Los Angeles, California 90067
                      310/712-3288

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  Ming Zhang, President
           2049 Century Park East, Suite 1200
              Los Angeles, California 90067
                      310/712-3288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:   Cassidy & Associates, 1504 R Street, N.W.
          Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the
same offering.   /  /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /

             CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of Each      Amount to be      Maximum      Maximum        Amount
Class of          Registered         Offering     Aggregate      of Regis-
Securities to                        Price Per    Offering       tration
be Registered                        Share        Price          Fee
Shares of Common    450,000          $20.00       $9,000,000     $2,700
Stock, $.0001
par value

Share of Common
Stock by Selling    9,010,000 (1)     NA          NA             NA
Securityholders

Total                                             $9,000,000     $2,700 (2)


(1) There is no current market for the shares and the dollar amount of the shares to be registered is de minimis based upon the estimated per share book value ($.0001).
(2)  Paid by electronic transfer.

                  AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

     The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide
Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549, as well as the following Regional Offices: 7 World Trade Center,
Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C. 20549.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH
DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

          [Legend for Red Herring Prospectuses]

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

               ASPAC COMMUNICATIONS, INC.

    450,000 Shares of Common Stock at $20 per Share;
9,010,000 Shares of Common Stock to be Sold by the Holders Thereof


     This Prospectus is being furnished by Aspac Communications, Inc., a Delaware corporation, (the "Company") in connection with the registration of 450,000 shares of Common Stock of the Company, $.0001 par value per share (the "Company Shares") and 9,010,000 shares of Common Stock of the Company (the "Selling Securityholders Shares") which are being offered for sale by certain selling securityholders of the Company (the "Selling Securityholders"). (The Selling Securityholders' Shares and the Company Shares are hereinafter referred to collectively as the "Shares"). SEE "PROSPECTUS SUMMARY."

     It is currently anticipated that the initial offering price of the Company Shares offered hereby will be $20 per Company Share. The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares. All costs incurred in the registration of the Company Shares and the Selling Securityholders' Shares are being borne by the Company.

     The Registration Statement of which this Prospectus is a part also relates to 9,010,000 Selling Securityholders' Shares which are being offered and sold by the respective holders thereof. The Selling Securityholders will receive the proceeds from the sale of the securities being offered by Selling Securityholders. The Company will not receive any of the proceeds from such sales. The Selling Securityholders' Shares may be offered from time to time by the Selling Securityholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The securities being offered by Selling Securityholders are expected to become tradeable on or about the date of this Prospectus. Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the Company
Shares being offered by the Company.

     The Selling Securityholders may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Shares as principals, any profits received by such broker-dealers on the resales of the Selling Securityholders' Shares may be deemed to be underwriting discounts or commissions under the Securities
Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Shares offered by the Selling Securityholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Selling Securityholders' Shares will be borne by the Selling Securityholders. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

     The Selling Securityholders' Shares offered by this Prospectus may be sold from time to time by the Selling Securityholders or by transferees commencing on the date of this Prospectus. No underwriting arrangements have been entered into by the Company or, to the Company's knowledge, the Selling Securityholders. The distribution of the Shares by the Selling Securityholders may be effected in one or more privately-negotiated transaction or through sales to one or more dealers for resale of such Selling Securityholder's Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Selling Securityholders' Shares.

     Unless otherwise specifically provided, all currency amounts in this document are expressed in United States dollars and are preceded by "$".

     The Company is a recently formed Delaware corporation, without business investments, operations or revenues, and with limited capital. SEE "THE COMPANY." The proposed operations of the Company are speculative. Given the nature of the offering, purchasers of the Shares cannot be assured that the number of shareholders will increase to a number which will encourage market activity. SEE "RISK FACTORS--Absence of Trading Market."

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE
"RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING
ON PAGE 6.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                              Price to         Underwriting        Proceeds to
                              Public           Discounts and       Company or
                                               Commissions(1)      Other Persons
450,000 Shares of             $9,000,000       $90,000             $8,910,000
Common Stock

Total                         $9,000,000       $90,000             $8,910,000

(1) The Company does not anticipate paying underwriting discounts or commissions, but if any such payments are made they will not exceed 10% of the offering price.





   The date of this Prospectus is October ____, 1997.



CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED BY
THE SELLING SECURITYHOLDERS SUBJECT TO PRIOR SALE,
WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE
OFFERING, WITHOUT NOTICE.  IN ADDITION, THE RIGHT IS
RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF
THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF
THE COMPANY OR ANY PARTICIPATING BROKER-DEALER,
COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR
STATE SECURITIES LAWS OR A RULE OR POLICY OF THE
NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

     FOLLOWING THE COMPLETION OF THIS OFFERING,
CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET
MAKERS FOR THE SECURITIES OFFERED HEREBY.  UNDER THESE
CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE
SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS
OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR
THEIR OWN ACCOUNT.  NO ASSURANCE CAN BE GIVEN THAT
ANY MARKET MAKING ACTIVITIES OF THE MARKET MAKERS, IF
COMMENCED, WILL BE CONTINUED.

     FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED
BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC
REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND
EXCHANGE COMMISSION.  SUCH MATERIAL MAY BE INSPECTED
AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY
PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 AND
COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES
PRESCRIBED BY THE COMMISSION.  THE COMPANY WILL
FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL
REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS
EXAMINED AND REPORTED UPON, AND WITH AN OPINION
EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED
INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS
APPROPRIATE.

                   PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

The Company     Aspac Communications, Inc. is a development stage
                corporation incorporated in Delaware on June 1, 1994.

The Offering    The Company has no business operations, limited assets
                and no revenues. The Company plans to research and develop or acquire telecommunication and Internet networks and systems in the Far East including the People's Republic of China ("PRC" or "China"), and elsewhere, including the United States. SEE
                "DESCRIPTION OF BUSINESS - Plan of Operation."
                The Company intends to develop and manage or sell such telecommunication and Internet systems as it determines. The Company intends to raise capital for its acquisitions through debt obligations such as mortgages, debentures, private placements and/or security offerings.

Transfer Agent  The transfer agent for the Company is
                ________________________.  SEE "DESCRIPTION
                OF SECURITIES -- Transfer Agent and Registrar."

Selling Securityholders
Securities      9,010,000 Shares of Common Stock registered hereby
                and owned by Selling Securityholders to be offered for sale by such securityholders subject to certain limitations. SEE "SELLING SECURITYHOLDERS."
                The Selling Securityholders' Shares constitute an aggregate of 10% of the issued and outstanding
                Common Stock of the Company as of the date hereof.

Trading Market  The Company intends to apply initially for admission to quotation of the Shares on the NASD OTC Bulletin
                Board and to apply for listing on the Nasdaq SmallCap Market at such time, if any, as it qualifies. However, there can be no assurance that the Shares will be so listed. SEE "RISK FACTORS -- Absence of Trading Markets" and "DESCRIPTION OF SECURITIES -
                Admission to Quotation on Nasdaq SmallCap Market or Bulletin Board".


                           SELECTED FINANCIAL DATA

        The Company's fiscal year ends September 30. The following table sets forth selected financial information concerning the Company as of October 2, 1997:

Balance Sheet Data:

        Current assets                         $      200
        Total assets                           $      200
        Stockholders' equity (deficit)         $      200


        The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of John MacLean, Certified Public Accountant, included elsewhere in this Prospectus. SEE "EXPERTS" and "FINANCIAL STATEMENTS."


                               THE COMPANY

        The Company, a development stage company, was incorporated in the
State of Delaware on June 1, 1994.  The Company has had no operations to date and has received no revenues.  The Company was organized to engage in the acquisition, development, operation and possible sale of telecommunications and Internet services to offer a broad range of local and regional, international, and enhanced telecommunication and Internet services including but not limited to cellular and fixed (land) line telephone service to individuals, business and residential customers. The Company will
concentrate its services in the United States and the Far East.   Decisions as
to what type and which business opportunities to participate in will be made by management of the Company ("Management"), which may, in most cases pursuant to the Company's by-laws and Articles of Incorporation and the Delaware General Corporation Law, act without the consent, vote or approval of the Company's shareholders. The Company does not own and Management has not begun any telecommunications and Internet services nor have any agreements or negotiations or discussions begun with providers of any such services. The offering herein is considered a "blind pool".

EMPLOYEES

      The Company presently has one officer and one employee. The Company does not expect to hire any employees before effectiveness of the registration statement of which this Prospectus forms a part.

OFFICES

          The United States offices of the Company are located at 2049 Century Park East, Suite 1200, Los Angeles, California 90067. Its telephone number is 310/712-3288 and its fax number is 310/712-3286.

                                      RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK.  THE
SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY BY
PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  THEREFORE, EACH PROSPECTIVE INVESTOR
SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY
THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE
OTHER INFORMATION SET FORTH ELSEWHERE IN THIS
PROSPECTUS AND THE INFORMATION CONTAINED IN THE
FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISKS RELATING TO OPERATING IN CHINA AND ELSEWHERE
IN THE FAR EAST

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Some of the Company's officers and directors and certain of the Selling Shareholders reside outside the United States and all of the assets of these persons and a substantial portion of the assets of the Company are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against the Company's assets or such persons judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

INVESTMENT IN FAR EAST GENERALLY

        Investments by the Company will be subject to the risks incident to the ownership and operation of a business in the Far East, including China and Hong Kong. These include the risks of political unrest and war, which risks are dynamic and difficult to quantify. Investments by the Company also will be subject to risks normally associated with changes in general national economic conditions or local market conditions, competition for patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of the Far East have liberalized policies on international trade, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The Company will be effected by the rules and regulations regarding foreign ownership of real and personal property and such rules may change quickly and dramatically which may have an adverse impact on such ownership. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors. INVESTMENT IN CHINA IN PARTICULAR

        Because the operations of the Company are expected to be based to a substantial extent in China, the Company is subject to rules and restrictions governing China's legal and economic system as well as general economic and political conditions in that country. These include the following:

        POLITICAL AND ECONOMIC MATTERS. Under its current leadership, the government of the People's Republic of China ("PRC") has been pursuing economic reform policies, which include the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, or that such policies will be successful if pursued. Changes in policies made by the Chinese government may result in new laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports, currency devaluations or the expropriation of private enterprise which may, in turn, adversely affect the Company. Furthermore, business operations in China can become subject to the risk of nationalization, which could result in the total loss of investments in China. Also, economic development may be limited by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure, and the potential unavailability of adequate power and water, transportation, communication networks, raw materials and parts.

        LEGAL SYSTEM. The PRC's legal system is a civil law system based on written statutes. Unlike the common law system in the United
States, decided legal cases in the PRC have little value as precedents. Furthermore, the PRC does not have a well-developed body of laws governing foreign investment enterprises. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and modification, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to such new forms of enterprise, foreign investors may be adversely affected by new laws, changes in existing laws (or interpretation thereof) and the preemption of provincial or local laws by national laws. Some of the Company's operations in China are subject to administrative review and approval by various national and local agencies of the PRC government. Although management believes that the Company's operations are currently in compliance with applicable administrative requirements, there is no assurance that administrative approvals, when necessary or advisable, will be forthcoming. In addition, although China has promulgated an administrative law permitting appeal to the courts with respect to certain administrative actions, this law appears largely untested in the context of administrative approvals.

        INFLATION/ECONOMIC POLICIES. In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. In 1995, China's overall inflation rate was estimated to be 14.8%, compared to 21.4% in 1994 and 13.2% in 1993. High inflation has in the past and may in the future cause the PRC government to impose controls on prices, or to take other action which could inhibit economic activity in China, which in turn could affect the Company's development or operations.

        FOREIGN CURRENCY EXCHANGE. The Renminbi ("Rmb"), the currency of China, is not a freely convertible currency. Both conversion of Rmb into foreign currencies and the remittance of Rmb abroad are subject to the PRC government approval. The Company earns the majority of its revenues, and incurs the majority of its costs, in Rmb. Prior to January 1, 1994, Rmb that were earned within China were not freely convertible into foreign currencies except with government permission, at rates determined at swap centers, where the exchange rates often differed substantially from the official rates quoted by the People's Bank of China. On January 1, 1994, the People's Bank of China introduced a managed floating exchange rate system based on the market supply and demand and proposed to establish a unified foreign exchange inter-bank market among designated banks. In place of the official rate and the swap center rate, the People's Bank of China publishes a daily exchange rate for Rmb based on the previous day's dealings in the inter-bank market. It is expected that swap centers will be phased out. However, the unification of exchange rates does not imply full convertability of Rmb into United States Dollars or other foreign currencies. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or allocated to the Company by the government at official exchange rates or otherwise arranged through a swap center with government approval.

        Approval for exchange at the exchange center is granted to enterprises in China for valid reasons such as purchases of imported goods and remittance of earnings. While conversion of Rmb into dollars or other foreign currencies can generally be effected at the exchange center, there is no guarantee that it can be effected at all times. There is still uncertainty as to how foreign investment enterprises will be treated under this new system or whether the system will be changed again in the future. In the event of shortages of foreign currency, the Company may be unable to convert sufficient Renminbi into foreign currency to enable it to comply with foreign currency payment obligations it may have.

        PRC REGULATION OF THE TELECOMMUNICATIONS
INDUSTRY. The Ministry of Posts and Telecommunications (the "MPT") regulates the telecommunications industry in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. Such regulation may limit the Company's flexibility to respond to certain development opportunities. In addition, changes in the regulations or policies governing such regulatory framework could have an adverse effect on the Company. The Company must obtain certain licenses from the MPT in order to operate its business. There is no assurance that it will be able to obtain such licenses, or if obtained, that they will not be untimely revoked or suspended. The rates that the Company can charge for its telecommunications services are subject to regulation by the State Planning Commission, the MPT, and relevant Provincial Price Bureaus. There can be no assurance that changes in the tariffs and rates currently authorized by such regulatory agencies will not have a material adverse effect on the Company's business and results of operations.

RISK FACTORS CONCERNING THE COMPANY

NO OPERATING HISTORY

        The Company, organized on June 1, 1994, is a development stage company, has not begun operations as of the date of this Prospectus. The Company has no operating history and, accordingly, there is only a limited basis upon which to evaluate its prospects for achieving its intended business objectives. To date, the Company's efforts have been limited to organizational activities and the preparation of the Registration Statement of which this Prospectus is a part. The Company has limited resources and has had no revenues to date.

        Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."

UNSPECIFIED BUSINESS

        Shareholders of the Company will not have an opportunity to evaluate the specific merits or risks of any prospective acquisition, investment or transaction of the Company. As a result, investors will be dependent on the judgment of Management in connection with the selection of such actions. There can be no assurance that determinations ultimately made by Management will permit the Company to achieve its business objectives.

DEPENDENCE UPON MANAGEMENT

        The ability of the Company to successfully effect its business objectives and to acquire and develop real estate properties will be largely dependent upon the efforts of its Management including Ms. Ming Zhang and Liancheng Ji. All decisions with respect to the management of the Company and development of telecommunication systems or investments in existing telecommunication systems will be made exclusively by Management.
Shareholders will not have the opportunity to evaluate transactions in which the Company will participate and must rely on the ability of Management with respect to such activities. SEE "MANAGEMENT". The Company has not entered into employment agreements or other understandings with key executives or obtained any "key man" life insurance on their lives. The loss of the services of such key executives could have a material adverse effect on the Company's ability to successfully achieve its business objectives. Management will devote such time as reasonably necessary to carry out the business and affairs of the Company.

CONTROL BY SELLING SECURITYHOLDERS

        Management does not currently own any securities of the Company and will not own any of the securities of the Company following the offering. The current Selling Securityholders own 100% of the outstanding shares of the Company 10% of which shares are being offered for sale by the holders thereof. SEE "DESCRIPTION OF SECURITIES".

LIMITED TELECOMMUNICATIONS INDUSTRY EXPERIENCE

        The Company's Management has limited experience in owning, constructing, developing or managing telecommunications and Internet systems although the sole director of the Company has both education and experience in such areas and has worked in the telecommunications field in the Far East for over 30 years. Although the Company plans to hire consultants, and professional operating services, there can be no assurance that these outside services will enable the Company to exercise the professional level of management appropriate to its proposed operations. SEE "BUSINESS" and "MANAGEMENT."

USE OF CONSULTANTS, FINDERS AND ADVISORS

        The Company may engage professional firms specializing in locating telecommunication and Internet investment prospects and developing telecommunication and Internet operations. Compensation to a professional firm may take various forms, including fixed cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities or any combination of these or other compensation arrangements. In connection with its investigation of a prospect and in order to supplement the business experience of Management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. The Company will not employ any of its officers or directors as consultants or advisors. As of the date of this Prospectus, the Company has not entered into any agreements with any professional firms.

NEED FOR ADDITIONAL FINANCING

        The development of telecommunications and Internet systems and networks or the acquisition of an existing systems is directly related to the amount of capital available to the Company for such purposes. The amount of proceeds offered herein may not be sufficient to meet the Company's anticipated goals in the development or acquisition of a telecommunication or Internet network and the Company may seek additional sources of capital, including an additional offering of its securities. There can be no assurance that financing will be available, from any source, or that it will be available on acceptable terms to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed. SEE "BUSINESS."

COMPETITION

        The Company will be a relatively small participant in the telecommunications industry and it will face competition from well financed entities already established and actively engaged in related or identical projects to those in which the Company plans to participate. Many of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a competitive disadvantage. SEE "DESCRIPTION OF BUSINESS
- Competition."

ISSUANCE OF FUTURE SHARES

        The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of non-designated preferred stock. As of the date hereof there are 90,100,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of Company's shares for future acquisitions may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's shares.

LACK OF DIVIDENDS

        Should the proposed operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. The Company has not and does not presently intend to pay dividends and dividends are unlikely to be paid in the foreseeable future.

FACTORS BEYOND THE COMPANY'S CONTROL

        Numerous conditions beyond the Company's control may substantially affect its success. Such conditions include, but are not limited to, fluctuations in operating revenues, weather conditions, equipment shortages, political unrest, as well as competition from other businesses.

RISK FACTORS CONCERNING THE OFFERING

ABSENCE OF TRADING MARKET

        There is currently no established public trading market for the Shares. The Company intends to apply for admission to quotation of the Shares on the NASD OTC Bulletin Board and, when qualified it intends to apply for admission to quotation on the Nasdaq SmallCap Market. SEE
"DESCRIPTION OF SECURITIES". The Company has no business operations, investments or revenues, and there can be no assurance that such a listing can be obtained or will be obtained once operations and revenues have begun. There can be no assurance that a regular trading market for the Common stock will develop or that, if developed, it will be sustained.
Various factors, such as the Company's operating results, services by competitors, ability to acquire and develop properties, changes in laws, rules or regulations may have a significant impact on the market price of the securities. Further, the market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies.

DISCRETION IN APPLICATION OF PROCEEDS

        Management of the Company has considerable discretion over the use and expenditure of the proceeds from the sale of the Company Shares offered herein. The Company intends to use the funds raised in this offering and additional capital (if such can be obtained, of which there is no assurance) for development of markets and the creation of telecommunications and Internet networks, marketing, working capital and other matters. SEE "USE OF
PROCEEDS". To the extent that the Company finds changes are necessary or appropriate in order to address changed circumstances and/or opportunities, Management may find it necessary to adjust the use of the Company's capital, including the proceeds of this offering. As a result of the foregoing, the success of the Company may be substantially dependent upon the discretion and judgment of the Management of the Company with respect to the application and allocation of the net proceeds hereof.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS
AND DIRECTORS

        The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. The
Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

PENNY STOCK REGULATION

        Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

SHARES AVAILABLE FOR RESALE PURSUANT TO RULE 144

        No shares of stock of the Company were issued prior to August 1, 1997. All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

SHARES ELIGIBLE FOR SALE PURSUANT TO RULE 415

        A Selling Securityholder may offer and sell the Selling Securityholder Shares at a price and time determined by the particular Selling Securityholder. The timing of such sales and the price at which the Selling Securityholder Shares are sold by the individual Selling Securityholder could have an adverse effect upon the public market for the Shares, should one develop.

CERTAIN TAX CONSIDERATIONS

        The Company will be subjected to taxes imposed on it in the jurisdiction in which it operates. Further, its income is subject to United States federal and state income taxes when distributed, deemed distributed or otherwise attributed to, the Company, which is a United States corporation. Complex tax rules apply for purposes of determining the calculation of those United States taxes, the availability of a credit for foreign taxes imposed and the timing of the imposition of United States tax. Normally all foreign income earned by a United States multinational corporation eventually will be subject to United States tax. In order to relieve double taxation, the United States federal tax law generally allows United States corporations a credit against their United States tax ability in the year the foreign earnings become subject to United States tax in the amount of the foreign taxes paid on those earnings. The credit is limited under complex limitation rules. Further, complex rules exist for allocating and apportioning interest, research and development expenses and certain other expense deductions between the United States and foreign sources. These rules can prevent United States multinational companies from crediting all of the foreign taxes they pay against their United States taxes. To the extent such credits are not allowed, foreign source income bears a tax burden higher than the United States tax rate.


                                  BUSINESS

GENERAL

        The Company intends to engage in the development, operation, acquisition and possible sale of telecommunications and Internet services to offer a broad range of local and regional, international, and enhanced telecommunication and Internet services including but not limited to cellular and fixed line telephone service to individuals, business and residential customers. The Company will concentrate its services in the United States and the Far East, including China. The Company may locate an existing telecommunications or Internet system, or several such systems, which it may acquire as part of the development of its operating network. The Company intends to offer local and international calling services, as well as customized telecommunications and Internet services to its clients.

        Since inception, the principal activity of the Company has been directed to organizational efforts. As of the date hereof, the Company has not entered into any other business activity. Company start-up costs have been provided by the initial sale of certain securities of the Company and by loan from one or more of its current shareholders. No other initial financing has been obtained. There is no agreement or understanding pursuant to which the current shareholders will continue to make such loans or purchase stock.

        The Company expects that it will have to raise funds in the next twelve months to develop a telecommunications and Internet system. Management may use various methods to raise such funds including through debt obligations such as mortgages at competitive market rates, debentures, and/or investors' equity. The Company has not set a time frame within which its financing goals must be met, other than seeking to make the arrangements for financing at the earliest possible time. If financing is arranged, repayment of debt and debenture obligations will be made from earnings from operations or sales of the telecommunications and Internet systems and/or equity interest in the Company.

BUSINESS PLAN

        At present, the Company intends to establish and develop, either through construction and development or acquisition, one or more telecommunications and/or Internet networks consisting of fixed and/or cellular line services to be selected in specific target areas in the United States or the Far East, including China. The Company is initially seeking an acquisition target within the United States from which to its establish its operations and services and expand its growth to the Far East, particularly China.

        The Company intends to establish a network communication system for its business and residential subscribers to provide intraconnection between cellular and fixed line services and to provide subscribers with capability to make domestic and international long distance calls. The Company intends to establish and develop a nationwide Internet system in China and anticipates that its network systems will interconnect with the MPT Systems which will allow the Company's subscribers to communicate with fixed line and cellular users of other networks and to make and receive domestic and international long distance calls.

        The Company will work with the MPT and its agents to establish an interconnection arrangement to allow the Company to utilize the existing
MPT network equipment and connections. Fees charged for such usage will be passed to the customer as part of the utilization tariff. The Company intends to utilize current computer systems to provide network operation management, customer service and marketing. The Company intends to construct its own transceiver station sites or to lease such sites from the MPT or third-party owners or acquire receiving stations already existing.

        The Company began payment of salaries to its officers and employees on September 1, 1997. The Company has one officer who receives a salary of $3,500 per month but has agreed to defer payment of such if requested by the Company in order to minimize cash requirements. The Company anticipates that incidental expenses of operations will be provided by loans to the Company or purchases of stock from the Company by one or more current shareholders. There is no binding agreement pursuant to which the current shareholders must make such loans or purchase stock.

        The Company intends to focus on controlling costs and providing efficient operations through the use of advanced management information systems and by retaining and attracting highly-qualified personnel. The Company intends to focus on marketing its telecommunications system in its selected target areas. The Company intends to offer subscribers certain value added services such as call forwarding, call waiting, conference calling, facsimile transmission services, and modem access to the Internet and World Wide Web. The Company will develop its value added services package as it identifies its target market and the demographics therein.

        The Company's principal business objective is to provide telecommunications systems, including cellular, fixed line and Internet services, to residential and businesses customers in countries in the United States and Far East, including China. The Company intends to reach its objectives through the development of its telecommunication network and/or by the acquisition of existing telecommunication networks, or both.

TELECOMMUNICATIONS IN GENERAL

        The global market for telecommunications services is undergoing significant deregulation and reform. The industry is being shaped by the (i) deregulation and privatization of telecommunication markets worldwide; (ii) diversification of services through technological innovation; and (ii) globalization of major carriers. It is anticipated that the industry generally will experience considerable growth in terms of traffic volume and revenue and development of new markets. According to the International Telecommunication Union ("ITU"), a worldwide telecommunications organization under the auspices of the United Nations, the international telecommunications industry accounted for $52.8 billion in revenues and 60.3 billion minutes of use in 1995. The ITU projects that international telecommunications revenues will approach $76 billion by the year 2000 with the volume of traffic expanding to 107.0 billion minutes of use.

TELECOMMUNICATIONS INDUSTRY IN CHINA

        According to the PRC Ministry of Posts and Telecommunications (the "MPT"), with a population of 1,198,000,000 in 1994 China had 27,300,000 fixed line telephone subscribers (2.17% penetration) and 1,570,000 cellular subscribers (.13% penetration). By 1996 with a population of 1,226,000,000 (2.28% growth) the telecommunications usage doubled to 54,950,000 fixed line telephone subscribers (4.49% penetration) and 6,950,000 cellular subscribers (.57% penetration). As the Chinese economy shifts from a centrally planned economy to a more market-oriented economy, the telecommunications industry has become one of the fastest developing industries in China. Although the Chinese telecommunications network has become one of the largest in the world in terms of number of subscribers, the penetration rates remain relatively low indicating significant potential for further rapid growth. The Company believes that the market will be driven by the demand for telecommunication services from the increase of world-competitive businesses and industries and from individual personal use.

THE MINISTRY OF POSTS AND TELECOMMUNICATIONS AND
GOVERNMENT REGULATION

        The PRC has developed its Ninth Five-Year Plan in which development of the telecommunications industry in China will continue to be a high prior for the government. The Five-Year Plan's goal is to double, by the year 2000, China's telecommunications capacity and business volume from that of 1995. The MPT System has primary responsibility for implementing the plan in regard to the telecommunications industry. The
MPT System has historically regulated all public telecommunications services in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. The Company believes that such emphasis on growth of the telecommunications industry, coupled with Management's familiarity with working with the MPT, will facilitate the obtaining of support for development of the Company's operations from the MPT.

EVALUATION OF BUSINESS OPPORTUNITIES

        The analysis of business opportunities will be undertaken by or under the supervision of Management of the Company. The Company intends to actively seek out potential viable markets and existing telecommunications systems by various methods, including knowledge of its officers, directors and advisors, and business brokers, financial advisors and others.

        In analyzing prospective business opportunities, potential for market penetration or target acquisition, Management will, with the help of consultants, consider such matters as the available technical, financial and managerial resources; local market competition and market penetration;
working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of the Company's services; availability of regulatory approval; and other relevant factors. These factors are merely illustrative of the types of factors that Management may consider in evaluating its business plan and opportunities.

DEVELOPMENT OF BUSINESS PLAN

        In developing its business plan, such as acquiring equipment, establishing required telecommunications connections to existing lines, developing and retaining a market, or acquiring on existing telecommunications system, it is possible that part of the consideration given by the Company to acquire such equipment and/or utilize the services of professionals (such as advertisers) will consist of the Company's Common Stock, although the Company may also use cash and/or debt. If the Company were to issue substantial additional securities for acquisitions, such issuance may dilute the value of Shares, and might have an adverse effect on any trading market that may develop in the Company's securities in the future. If the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.

        Securities issued in any such transaction are likely to rely on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of such a transaction, the Company may agree to register the securities either at the time the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Common Stock may have a depressive effect on such market.

        The Company may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing telecommunications system or extend loans, which may or may not be secured. The manner in which the Company would participate in such transaction would depend on the nature of such the transaction, the viability of the existing telecommunications system, the respective needs and desires of the Company and other parties, the management of the existing telecommunication system and the relative negotiating strength of the Company and such other management.

        The Company may be required to either seek additional debt or equity financing or obtain funding from third parties in order to meet its business operation objectives. There is no assurance that the Company will be able to obtain additional financing or to interest third parties in providing funding for the further construction, development, or marketing of its operations.

BUSINESS ENVIRONMENT FOR OPERATIONS

        The Far East, including Hong Kong and China, has an increasingly vigorous economy. Foreign investment in the Far East has grown considerably in the last 10 years. China has allowed the establishment of foreign private enterprise and has encouraged development of China as a manufacturing and business center. However, China remains a Communist country with tight governmental controls. There can be no assurance of the government's continued encouragement or permission of private investment in China. Nor can there be any assurance as to continued ownership of businesses by foreign entities in China.

COMPETITION

     Although the market penetration of telecommunications services in China is small, the Company anticipates that many firms will begin entering the Chinese telecommunications market. The Company will be a relatively small participant among many established companies that have substantially greater financial and personnel resources and technical expertise than the Company.
In view of the Company's limited financial resources and limited
Management experience, the Company may be at a competitive disadvantage compared to the Company's competitors. On the other hand, Management believes that the close familiarity of certain of its officers and directors with business and economic conditions in China and other areas in the Far East and elsewhere, and knowledge of the Chinese language, as well as the familiarity of certain of its officers and directors with the United States, the English language and, generally, the American and international business communities, will be useful in meeting such competition.


                              THE OFFERING

        The Company is offering 450,000 Shares for sale at a per Share price of $20.

        The Selling Securityholders are offering 9,010,000 Shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. See "RISK FACTORS - Shares Available for Sale Pursuant to Rule 415" and
"RISK FACTORS - Shares Available for Resale Pursuant to Rule 144."

        The offering price of the Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares.

        The amount of discounts or commissions, if any, which may be paid by the Selling Securityholders on the sale of their securities registered herein is not now known.

        The Company is applying for admission to the NASD OTC Bulletin
Board for the Shares; however, there can be no assurance that the Shares will be so listed. See "RISK FACTORS - Absence of Trading Market" and
"DESCRIPTION OF SECURITIES - Admission to Quotation on the Nasdaq
SmallCap Market or Bulletin Board"


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS
                              OF OPERATIONS

        The Company is a development stage company, the objective of which is to develop a telecommunications and Internet system or systems to an as-yet unspecified market in the Far East, primarily China. To date, the Company's efforts have been limited to organizational activities.

        The Company has issued 90,100,000 shares of Common Stock. Substantially all of the Company's working capital needs subsequent to this offering will be attributable to the development, marketing, or acquiring telecommunication networks. The Company will use the Shares registered herein to offer for sale or to use to purchase equipment and other materials or to invest in existing systems. The Company may also incur debt in the development of such telecommunication systems.


                              MANAGEMENT

OFFICERS AND DIRECTORS
      The officers and directors of the Company are as follows:

        Name                               Title

        Ming Zhang                         President, Secretary

        Liancheng Ji                       Director


        All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified.

        The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

        MING ZHANG, 26, serves as President, Secretary and a Director of the Company. Ms. Zhang, a resident of Los Angeles, was born in Hunan, China and is fluent in Chinese and English. Ms. Zhang is a Certified Public Accountant candidate and received her Bachelor of Science in Accounting from the University of Kentucky in December, 1994. From 1995-1997 was employed by America Catch, Inc., Los Angeles, California, a wholly-owned subsidiary of Beijing Catch Telecommunication Group, as the Assistant to the President. America Catch's primary business is to seek investment opportunities in the United States and to expand its Beijing business and operations in the United States.

        LIANCHENG JI, 58, serves as a Director of the Company. Mr. Ji is a citizen of China and resides in Beijing, China. Since 1995, Mr. Ji has been the Senior Engineer and Vice President of Hebei United Telecommunications, Inc. ("Hebei Unicom"), Hebei Province, China which specializes in telecommunication projects in Beijing and Hebei Province. Hebei Unicom is the Hebei branch of China Unicom, the second largest telecommunications provider in China. From 1994-1995 Mr. Ji was the president of Beijing United Telecommunications, Inc., the Beijing branch of China Unicom, which specialized in telecommunication projects in Beijing. From 1990-1994, Mr. Ji was the Vice President of Beijing Catch Telecommunication Group which is the third largest telecommunication service provider in China. From 1967 to 1989, Mr. Ji was the Senior Engineer and Senior Operating Officer of China Institute of Electronic System Engineering. Mr. Ji received his Bachelor of Science degree in Telecommunication Engineering from China Northwestern Electronic Engineering University.

REMUNERATION

       The Company commenced paying compensation to its officer on September 1, 1997 at the rate of $3,500 per month. Directors and officers of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. The Company anticipates that when operations are commenced and revenues are received it will pay salaries to its officers, as may be determined by the Board of Directors. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

PAYMENT OF FEES TO OFFICERS, DIRECTORS, ADVISORS AND
AFFILIATES

        Under certain circumstances, the Company may pay fees to individuals or entities who are officers, directors, advisors or affiliates of the Company. In the event, however, that an unsalaried affiliate arranged financing, or identified a subsequently acquired telecommunications system or available equipment leasing or otherwise in an arms length transaction that ordinarily would generate a "finders" fee, such a fee, calculated in a reasonable and customary manner, might be paid. In general, an "affiliate", as defined under federal securities law, is any person directly or indirectly controlling, controlled by, or under common control with, such other person, including any officer, director, partner or employee of such other person.

        No such payments have been made to date by the Company to any of its officers or directors. Officers and directors may receive compensation as determined by the Company from time to time by vote of the Board of Directors. All directors may be reimbursed for expenses incurred in attending meetings of the Board of Directors.

TIME DEVOTED TO COMPANY OPERATIONS

      Ms. Zhang, President of the Company, anticipates devoting most of her working time to the affairs of the Company. Mr. Ji, a Director of the Company, anticipates devoting substantial time to the affairs of the Company.

EMPLOYMENT AGREEMENTS

        The Company has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of the Company or the Board of Directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS

        The Articles and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

        Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

        The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED
TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE
COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE
OPINION OF THE SECURITIES AND EXCHANGE COMMISSION
THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS
EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

Name, Position                             Shares of               Percentage
Address                                    Common Stock            Of Class
                                           Beneficially Owned
Finhorn Enterprises Limited (2)            55,100,000              61.15%
c/o East Asia Corporate Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment Limited (2)           20,000,000              22.20%
2555 Huntington Drive, Suite 249
Superior Gain Enterprises Limited
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Ming Zhang                                           0
3701 Glendon Avenue
Los Angeles, California 90034

Liancheng Ji                                         0
Building #2
Shizipuo Dongli
Dongcheng District
Beijing, China

All Officers, Directors                              0
 and Shareholders as a Group
 (2 Persons)

_________________

(1)     Includes warrants, options or other rights to purchase common stock exercisable within 60 days hereof.
(2)     A British Virgin Islands corporation.

                         SALES BY SELLING SECURITYHOLDERS

        The Registration Statement of which this Prospectus is a part also relates to the offer and sale of up to 9,010,000 Selling Securityholders' Shares being offered and sold by the Selling Securityholders. All of such securities are expected to become tradeable on or about the date of this Prospectus.

        Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Shares being offered for sale by the Company. The freely tradeable Shares of the Common Stock (the "public float") upon effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the transactions contemplated herein will be 90,550,000 shares of Common Stock, of which 9,010,000 are to be sold by the Selling Securityholders.


                            SELLING SECURITYHOLDERS

        The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling
Securityholder and by all Selling Securityholders as a group.

                                                        Percent of Common Stock
                              Common Stock Owned               Owned
Name and Address              Prior to      After        Prior to      After
of Beneficial Owner           Offering      Offering     Offering(1)   Offering
Finhorn Enterprises Limited   55,100,000    49,590,000   61.15%        54.8%
c/o East Asia Corporate
   Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment Ltd       20,000,000    18,000,000   20.20%       5.0%
2555 Huntington Drive
Superior Gain Enterprises Limited
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Gain Best International Ltd    4,500,000     4,050,000    4.9%         4.5%
1 Dakengyan, Haidian District
Beijing, China

Global Bridge Profits Ltd      4,000,000      3,600,000   4.4%         4.0%
c/o Trident Trust Company Limited
P.O. Box 146, Road Town
Tortola, B.V.I

Superior Gain Enterprises Ltd   3,500,000     3,150,000   3.9%          3.5%
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Crowned Eagle Worldwide         3,000,000     2,700,000   3.3%          3.0%
2168 Atlantic Boulevard
Suite 125
Monterey Park, California 91754


(1) Based upon 90,100,000 shares of Common Stock outstanding prior to offering.

(2) Assumes sale of all Shares offered herein including Company Shares and Selling Securityholders' Shares resulting in 90,550,000 number of shares of Common Stock outstanding.


               The Company is bearing all expenses in connection with the registration of the Selling Securityholders' Shares offered by this Prospectus.

               The Shares owned by the Selling Securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the Selling Securityholders' Shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration Statement of which this Prospectus is a part which, in general, commit the Company to keep this Prospectus current during any period in which offers or sales are made pursuant to Rule 415.


                                                    DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

               The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

               The Company was incorporated in the state of Delaware on June 1, 1994 under the name TPG Management Corporation. The Company's certificate of incorporation, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

               The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 90,100,000 shares were outstanding prior to the commencement of the offering of its securities.

               Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

               Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

               All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

PREFERRED STOCK

               The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares were issued prior to the offer of the Shares herein. The Board of Directors is authorized to provide for the issuance of shares of Preferred
Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

               The above descriptions concerning the Common Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET

               To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least $50,000,000);
(4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

               If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

               The Company is applying for listing of the Shares on the NASD OTC Bulletin Board. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.
To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

               There are no outstanding options, warrants to purchase, or securities convertible into, the shares of the Company. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

               The transfer agent for the Company's securities will be selected by the Company.

REPORTS TO SHAREHOLDERS

               The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant.
The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                                                      PLAN OF DISTRIBUTION

               The Company is offering 450,000 Company Shares at an offering price of $20 per Company Share. The Company may, without liability, accept or reject subscriptions, in whole or in part.

               The Company Shares are being offered on a "best efforts" basis through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Company Shares.

               The securities offered hereby involve certain investment risks. See "CERTAIN RISK FACTORS".

           The Company will receive the proceeds from the sale of the Shares. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares by the Selling Securityholders pursuant to this Prospectus. The Selling Securityholders' Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. In the event that the Selling Securityholders offer their securities for sale, the Selling Securityholders may from time to time offer for sale their Selling Securityholder Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the Selling Securityholders' Shares may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

               At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

           Selling Securityholders' Shares may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

           In order to comply with the applicable securities laws, if any, of certain states, the Shares will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the Selling Securityholders' Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

               Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, in connection with transactions in Shares during the effectiveness of the Registration Statement of which this Prospectus is a part.

          The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                                           USE OF PROCEEDS

               The proceeds to the Company offered hereby will be $9,000,000 if the total number of offered Company Shares is sold. The Company anticipates that it may utilize certain Company Shares for use in acquiring or leasing equipment or existing telecommunications systems. Such usage will benefit the Company by decreasing the amount of cash required to obtain such equipment or services, but the Company will not receive any proceeds usable for other matters directly from such use of its Company Shares.

            The Company intends to use what proceeds it receives from sales, if any, to acquire existing telecommunications systems or to lease or acquire equipment or services necessary to develop a telecommunications network service.


                                                         LEGAL MATTERS

LEGAL PROCEEDINGS

           The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

               Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof, will be fully paid and non-assessable. Excepting the above referenced legal opinion of Cassidy & Associates, persons making any decision to acquire or dispose of the Shares offered hereby are not entitled to, and should not, rely upon any activities of Cassidy & Associates in connection with the Company or this offering.


                                                             EXPERTS

               The financial statements in this Prospectus have been included in reliance upon the report of John P. MacLean, Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing.
The Company's fiscal year end is September 30.

                                         INDEX TO FINANCIAL STATEMENTS

                                            ASPAC COMMUNICATIONS, INC.
                                          (A Development Stage Company)

                                             FINANCIAL STATEMENTS

                                                     with

                        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Report of Independent Certified Public Accountants                      F-1

Financial Statements:

               Assets                                                    F-2
               Stockholders' Equity                                      F-2

                                                         JOHN P. MACLEAN
                                                   CERTIFIED PUBLIC ACCOUNTANT


                                                       15701 Alameda Drive
                                                      Bowie, Maryland 20716
                                                          301/249-4900
                                                        FAX  301/249-9296



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Aspac Communications, Inc.

               I have audited the accompanying Balance Sheet of Aspac Communications, Inc. as of October 2, 1997. This financial statement is the responsibility of the Corporation's management. My responsibility is to express an opinion on this financial statement based on my audit.

           I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

               In my opinion, the financial statement referred to above presents fairly, in all materials respects, the financial position of Aspac Communications, Inc. as of October 2, 1997, in conformity with generally accepted accounting principles.


/s/ John P. MacLean, CPA, CFP
October 6, 1997

                                                   ASPAC COMMUNICATIONS, INC.

                                                          Balance Sheet
                                                         October 2, 1997


               ASSETS

               Cash                             $ 200

                                          Total assets        $ 200


               Shareholder Equity

               Common Stock (200,000 shares
                   $.0001 par value)                    $ 20
               Additional Paid In Capital                180

                                        Total Equity          $ 200



               See Auditor's Report

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                                    ------------------------

                                       TABLE OF CONTENTS
                                                                     Page

Prospectus Summary
The Company
Risk Factors
Business
The Offering
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Security Ownership of Certain
  Beneficial Owners and Management
Selling Securityholders
Description of Securities
Plan of Distribution
Use of Proceeds
Legal Matters
Experts
Index to Financial Statements

         Until 90 days after the release of the registered securities from the Escrow Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.










                                                   ASPAC COMMUNICATIONS, INC.



                                             450,000 Shares of Common Stock;
                                            9,010,000 Shares of Common Stock
                                            to be Sold by the Holders Thereof












                                                           ----------
                                                           PROSPECTUS
                                                           ----------




                                                       October ____, 1997




                                                     =======================

                                                             PART II

                                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee - Securities and Exchange Commission         $ 2,700
Fees and Expenses of Accountants                            500
Fees and Expenses of Counsel
Blue Sky Fees and Expenses                                1,000
   Printing and Engraving Expenses                          500
   Miscellaneous Expenses                                   500

           Total                                        $       (2)


(1)            Contributed by Management.

(2) These expenses have been or will be paid by certain officers and directors of the Company.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

            The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper personal
benefit.   The Company's Certificate of Incorporation contains such a provision.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

           As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash. If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Shareholder                                                  Number of Shares

Finhorn Enterprises Limited                                      55,100,000
Serenadia Investment Limited                                     20,000,000
Gain Best International Limited                                   4,500,000
Global Bridge Profits Limited                                     4,000,000
Superior Gain Enterprises Limited                                 3,500,000
Crowned Eagle Worldwide, Ltd.                                     3,000,000


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)            Exhibits

3.1*           Restated Certificate of Incorporation of the Company

3.2            By-Laws of the Company

4.1*           Form of Common Stock Certificate

5.1*           Opinion of Cassidy & Associates

24.1           Consent of Accountant

24.2*          Consent of Cassidy & Associates (included in Exhibit 5)

27*            Financial Data Schedule
---------------
*              To be filed by Amendment.


(b)             The following financial statement schedules are included in this
                        Registration Statement.

               None.


ITEM 17.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                           SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, Aspac Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 22 day of October, 1997.


                                            ASPAC COMMUNICATIONS, INC.


                                            By:  /s/  Ming Zhang
                                            Ming Zhang
                                            President



               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                   Date



/s/ Laincheng Ji                    Director                October 22, 1997
     Liancheng Ji